Exhibit 3.2
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NAVAN, INC.
__________________________________________________
Navan, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
ONE:    The name of this corporation is Navan, Inc. The date of filing of the original certificate of incorporation of this corporation with the Secretary of State of the State of Delaware was February 12, 2015, and the name under which such filing was made was TripActions, Inc.
TWO:    This certificate of incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and has been duly approved by the written consent of the stockholders of this corporation in accordance with Section 228 of the DGCL.
THREE: Pursuant to Sections 242 and 245 of the DGCL, the certificate of incorporation of this corporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:
SECTION 1.
The name of this corporation is Navan, Inc. (the “Corporation”).
SECTION 2.
The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
SECTION 3.
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
SECTION 4.
Section 4.1    The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 2,070,000,000 shares, of which (A) 2,050,000,000 shares shall be a class of Common Stock divided into two series with (i) 2,000,000,000 shares of the Common Stock being a series designated as Class A Common Stock, par value $0.00000625 per share (the “Class A Common Stock”) and (ii) 50,000,000 shares of the Common Stock being a series designated as Class B Common Stock, par value

$0.00000625 per share (the “Class B Common Stock”); and (B) 20,000,000 shares shall be a class of Preferred Stock, par value $0.00000625 per share.
Section 4.2    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide for the issue of all or any of the unissued and undesignated shares of the Preferred Stock, in one or more series, and to fix the number of shares of such series and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be set forth in a certificate of designation adopted by the Board and filed in accordance with the DGCL.
Section 4.3    Irrespective of the provisions of Section 242(b)(2) of the DGCL, but subject to the terms of any certificate of designation filed with respect to any series of Preferred Stock, the holders of Preferred Stock and Common Stock shall vote together, and not as separate classes, on any amendment to this Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) to increase or decrease the number of authorized shares of Preferred Stock or Common Stock.
Section 4.4    Except as provided herein or required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation including any certificate of designation filed with respect to any series of Preferred Stock that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other affected series of Preferred Stock, to vote thereon pursuant to applicable law or the Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).
SECTION 5.
Except as provided above, the designations, powers, preferences, privileges and relative participating, optional, or other rights, and qualifications, limitations, or restrictions of the Class A Common Stock and Class B Common Stock are as follows:
Section 5.1    Definitions. For purposes of this Certificate of Incorporation, the following definitions apply;
a.    “Acquisition” means (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this Section 5.1.a, all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (ii) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor or indebtedness of the Corporation is cancelled or converted or a combination thereof.
b.    “Asset Transfer” means a sale, lease, exchange, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation.
c.    “Cause for Termination” means (i) fraud or embezzlement by Cohen in connection with his employment with the Corporation, (ii) a willful act of material dishonesty by Cohen in connection with his employment with the Corporation that results in or would reasonably be expected to result in material loss to the Corporation, or (iii) Cohen’s conviction of, or plea of guilty to, a felony that results in or would reasonably be expected to result in material loss to the Corporation.
d.    “Disability” means, with respect to any Founder, the permanent and total disability of such Founder such that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death within 12 months or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner jointly selected by a majority of the Independent Directors and such Founder. If such Founder is incapable of selecting a licensed medical practitioner, then such Founder’s spouse shall make the selection on behalf of such Founder, or, in the absence or incapacity of such Founder’s spouse, such Founder’s adult children by majority vote shall make the selection on behalf of such Founder, or, in the absence of adult children of such Founder or their inability to act by majority vote, a natural person then acting as the successor trustee of a revocable living trust which was created by such Founder and which holds in the aggregate more shares of all classes of capital stock of the Corporation than any other revocable living trust created by such Founder shall make the selection on behalf of such Founder, or, in the absence of any such successor trustee, the legal guardian or conservator of the estate of such Founder shall make the selection on behalf of such Founder. In the event of a dispute as to whether a Founder has suffered a Disability, no Disability of such Founder shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.
e.    “Effective Date” means the date that this Amended and Restated Certificate is accepted for filing by the Secretary of State of the State of Delaware.
f.    “Family Member” means, with respect to any Founder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Founder (including adopted persons, step children, step parents and step siblings of such Founder).
g.    “Final Conversion Date” means the earliest to occur following the Effective Date of:
(i)    the date fixed by the Board that is no less than 61 days and no more than 180 days following the first time (the “Ownership Trigger Time”) after 11:59 p.m. Eastern Time on the Effective Date that the number of Threshold Shares held by Cohen and his Permitted Entities and Permitted Transferees is less than 20% of the number of shares of Class B Common Stock held by Cohen and his Permitted Entities at 11:59 p.m. Eastern Time on the Effective Date (provided, for the avoidance of doubt, that if no such date is fixed by the Board, the Final Conversion Date for purposes of this clause shall be the 180th date following the Ownership Trigger Time);
(ii)    the last Trading Day of the fiscal year following the tenth (10th) anniversary of the Effective Date;

(iii)    the date fixed by the Board that is no less than 61 days and no more than 180 days following the first time (the “Service Trigger Time”) after 11:59 p.m. Eastern Time on the Effective Date that both (A) Cohen is no longer providing services to the Corporation as an officer or employee, and (B) Cohen is no longer a director of the Corporation as a result of a voluntary resignation by Cohen from the Board or as a result of a request or agreement by Cohen not to be renominated as a director of the Corporation at a meeting of stockholders (provided, for the avoidance of doubt, that if no such date is fixed by the Board, the Final Conversion Date for purposes of this clause shall be the 180th date following the Service Trigger Time);
(iv)    the date fixed by the Board that is no less than 61 days and no more than 180 days following the date that Cohen’s employment with the Corporation is terminated for Cause for Termination (provided, for the avoidance of doubt, that if no such date is fixed by the Board, the Final Conversion Date for purposes of this clause shall be the 180th date following such date of Cohen’s termination of employment with the Corporation pursuant to this Section 5.1.g(iv)); or
(v)    the date that is twelve (12) months after the death or Disability of Cohen.
h.    “Founder” means each of Ariel Cohen (“Cohen”) and Ilan Twig (“Twig”).
i.    “Founder Voting Proxies” means the voting proxies from, and executed by, Twig and his Permitted Entities and Permitted Transferees in favor of Cohen to be in effect as of the Effective Date, as such may be amended from time to time, and which shall become effective only upon the occurrence of a Triggering Event.
j.    “Independent Directors” means the members of the Board designated as independent directors in accordance with the Listing Standards.
k.    “Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Acquisition or Asset Transfer.
l.    “Listing Standards” means (i) the requirements of any national stock exchange under which the Corporation’s equity securities are listed for trading that are generally applicable to companies with common equity securities listed thereon or (ii) if the Corporation’s equity securities are not listed for trading on a national stock exchange, the requirements of the Nasdaq Global Select Market generally applicable to companies with equity securities listed thereon.
m.    “Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
n.    “Permitted Entity” means, with respect to any Founder, (i) any trust for the exclusive benefit of such Founder or one or more Family Members of such Founder or any other Permitted Entity of such Founder, (ii) any general partnership, limited liability company, corporation or other entity exclusively owned by such Founder, one or more Family Members of such Founder or any other Permitted Entity of such Founder, (iii) any charitable organization, foundation or similar entity established by a Founder, one or more Family Members of such Founder or any other Permitted Entity of such Founder, and (iv) any Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Founder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code.

o.    “Permitted Transfer” means (i) any Transfer of a share of Class B Common Stock from a Founder, from a Founder’s Permitted Entities, or from a Founder’s Permitted Transferees, to any Founder, to any Family Member of any Founder, to the estate of any Founder or Family Member of a Founder, or to any Permitted Entity of any Founder; provided that, if the transferee is Twig, a Permitted Entity or Family Member of Twig, or the estate of Twig or a Family Member of Twig, then such Transfer shall qualify as a Permitted Transfer only if (a) Cohen shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Cohen, following such Transfer, or (b) (1) Twig shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Twig, following such Transfer, and (2) such share of Class B Common Stock shall be subject to a Founder Voting Proxy or a substantially similar voting proxy in favor of Cohen following such Transfer (it being understood that, in the case of any Transfer under this clause (i), such voting proxy may be executed promptly following (and in no event later than 10 days after) such Transfer); and provided, further that, if the transferee is a Permitted Entity or Family Member of Cohen, or the estate of Cohen or a Family Member of Cohen, then such Transfer shall qualify as a Permitted Transfer only if Cohen shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Cohen, following such Transfer, and (ii) any Transfer of a share of Class B Common Stock from a holder to such holder’s affiliates with the prior written approval of the Board, which Transfer does not otherwise qualify as a Permitted Transfer pursuant to clause (i) above; provided that, if the transferee of such share of Class B Common Stock is not Cohen, then such Transfer shall qualify as a Permitted Transfer only if Cohen shall have exclusive Voting Control with respect to such share of Class B Common Stock, including through a voting proxy in favor of Cohen, following such Transfer (it being understood that any such voting proxy may be executed promptly following (and in no event later than 10 days after) such Transfer). Notwithstanding anything to the contrary in this Section 5.1.o, in the event that Cohen does not have exclusive Voting Control with respect to a share of Class B Common Stock following any Transfer described in this Section 5.1.o, including through a voting proxy in favor of Cohen, or such share is not subject to a Founder Voting Proxy in favor of Cohen following such Transfer (within the time periods permitted in this Section 5.1.o), each such share of Class B Common Stock purported to be transferred shall automatically, and with no further action by the holder or the Corporation, convert into one fully paid and non-assessable share of Class A Common Stock.
p.    “Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.
q.    “Threshold Shares” means, with respect to any person as of any time, the sum of (without duplication): (i) any shares of Class B Common Stock held by such person as of such time and (ii) any shares of Class B Common Stock underlying any securities (including restricted stock units, options, or other convertible instruments) held by such person as of such time, so long as such securities were also held by such person at the Effective Date, whether such securities are vested or unvested, earned or unearned, convertible into or exchangeable or exercisable as of such time or in the future.
r.     “Trading Day” means any day on which The Nasdaq Stock Market and the New York Stock Exchange are open for trading.
s.    “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise) after 11:59 p.m. Eastern Time on the Effective Date, or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control (as defined below)

over such share by proxy or otherwise. Notwithstanding the foregoing, the following will not be considered a “Transfer”:
(i)    any grant by any holder of shares of Class B Common Stock of a revocable proxy to (A) officers or directors or agents of the Corporation at the request of the Board in connection with (1) actions to be taken at an annual or special meeting of stockholders or by stockholder consent or (2) any other action of the stockholders permitted by this Amended and Restated Certificate, or (B) any other person with specific direction to vote such shares of Class B Common Stock as directed by the holders of such shares, without discretion, in connection with actions to be taken at an annual meeting or special meeting of stockholders or by stockholder consent;
(ii)    any pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares or has granted a proxy to Cohen to exercise Voting Control over such pledged shares; provided, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;
(iii)    any grant of a proxy to, or the exercise of Voting Control by, the Secretary of the Corporation or such other person pursuant to Section 5.5;
(iv)    entering into a voting trust, agreement or arrangement (with or without granting a proxy and, if a proxy is granted, whether a revocable or irrevocable proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;
(v)    entering into a voting trust, agreement or arrangement (with or without granting a proxy and, if a proxy is granted, whether a revocable or irrevocable proxy) pursuant to a written agreement to which the Company is a party or that has been approved by the Board;
(vi)    any entry into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;
(vii)    any entry by Cohen (or, if requested by Cohen, entry by any holder of shares of Class B Common Stock) into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock or voting such shares in connection with a Liquidation Event, the consummation of a Liquidation Event or the sale, assignment, transfer, conveyance, hypothecation or other disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event); provided, that any sale, tender, assignment, transfer, conveyance, hypothecation or other disposition of Class B Common Stock or any legal or economic interest therein by Cohen or such other holder pursuant to a Liquidation Event, or any grant of a proxy over Class B Common Stock by Cohen or such other holder with respect to a Liquidation Event without specific instructions as to how to vote such Class B Common Stock, in each case, will constitute a “Transfer” of such Class B Common Stock unless such Liquidation Event was approved by the Board prior to the taking of such action;
(viii)    any issuance or reissuance by the Corporation of a share of Class B Common Stock or any redemption, purchase or acquisition by the Corporation of a share of Class B Common Stock; and
(ix)    the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction; provided, that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer.
t.    “Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.
Section 5.2    Identical Rights. Except as otherwise provided in this Amended and Restated Certificate or required by applicable law, shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation but excluding voting and other matters as described in Section 5.3 below), share ratably and be identical in all respects as to all matters, including:
a.    Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of any such series thereof is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such applicable series of Common Stock treated adversely, voting separately as a series.
b.    The Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date; and provided, that nothing in the foregoing shall prevent the Corporation from declaring and paying dividends or other distributions payable in shares of one series of Common Stock or rights to acquire one series of Common Stock to holders of all series of Common Stock, or, with the approval of holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, each voting separately as a series, from providing for different treatment of the shares of Class A Common Stock and Class B Common Stock.
c.    If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares (and shares held as treasury stock) of all Common Stock will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of Class A Common Stock and Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, each voting separately as a series.
Section 5.3    Voting Rights.
a.    Common Stock
(i)    Class A Common Stock. Except as otherwise expressly provided herein or required by applicable law, each holder of shares of Class A Common Stock will be entitled to one (1) vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.
(ii)    Class B Common Stock. Except as otherwise expressly provided herein or required by appliable law, each holder of shares of Class B Common Stock will be entitled to thirty (30) votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.
b.    General. Except as otherwise expressly provided herein or as required by law, the holders of Class A Common Stock and Class B Common Stock will vote together and not as separate series. Except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other affected series of Preferred Stock, to vote thereon pursuant to applicable law or the Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock)
c.    Election of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, prior to the Final Conversion Date, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Corporation. Upon and following the Final Conversion Date, subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the holders of Class A Common Stock shall be entitled to elect and remove all directors of the Corporation.
Section 5.4    Liquidation Rights. In the event of a Liquidation Event in connection with which the Board has determined to effect a distribution of assets of the Corporation to any holder or holders of Common Stock, then, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each series thereof is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a series; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this Section 5.4; provided, that holders of shares of a series of Common Stock may receive, or have the right to elect to receive, different or disproportionate consideration in connection with any such consolidation, merger or other transaction if the only difference in the per share consideration to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share of Class B Common Stock have thirty (30) times the voting power of any securities distributed to the holder of a share of Class A Common Stock.
Section 5.5    Conversion of the Class B Common Stock. The Class B Common Stock will be convertible into Class A Common Stock as follows:
a.    Each share of Class B Common Stock will automatically convert into one fully paid and nonassessable share of Class A Common Stock on the Final Conversion Date. During the period commencing on the death or Disability of Cohen and ending on the 12-month anniversary of such death or Disability, a person designated by Cohen and approved by the Board (or, if there is no such person, then the Secretary of the Corporation in office from time to time) shall exercise Voting Control over all outstanding shares of Class B Common Stock.
b.    With respect to any holder of Class B Common Stock, each share of Class B Common Stock held by such holder will automatically be converted into one fully paid and nonassessable share of Class A Common Stock, as follows:
(i)    on the affirmative written election of such holder to convert such share of Class B Common Stock or, if later, at the time or the happening of a future event specified in such written election (which election may be revoked by such holder prior to the date on which the automatic conversion would otherwise occur unless otherwise specified by such holder); or
(ii)    on the occurrence of a Transfer of such share of Class B Common Stock to any person or entity that is not a Permitted Transferee.
c.    With respect to shares of Class B Common Stock held by Twig, his Permitted Entities, or his Permitted Transferees, each share of Class B Common Stock held by such holders will automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the occurrence of either of the following (each such event, a “Triggering Event”):
(i)    upon Twig’s death or Disability; or
(ii)    upon the date that Twig is no longer providing services to the Corporation as an officer, employee, or director, provided, however, that in either case, such conversion shall not occur so long as such shares are subject to the Founder Voting Proxy or a substantially similar voting proxy whereby Cohen is granted exclusive Voting Control upon the occurrence of the Triggering Event.

Section 5.6    Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Corporation as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock shall be conclusive and binding.
Section 5.7    Immediate Effect. In the event of and upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section 5.5, such conversion(s) shall be deemed to have been made (a) at the time that the Transfer of shares, death, Disability, or Triggering Event occurred, (b) on the date of the delivery of the written election of a holder of such shares of Class B Common Stock pursuant to Section 5.5b(i) (unless otherwise specified therein, in which case, such conversion(s) shall be deemed to have been made at the time or the happening of a future event specified therein, unless otherwise revoked prior thereto in accordance with Section 5.5b(i)) or (c) immediately upon the Final Conversion Date, as applicable, subject in all cases to any transition periods specifically provided for in this Amended and Restated Certificate. Upon any conversion of Class B Common Stock to Class A Common Stock in accordance with this Amended and Restated Certificate, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
Section 5.8    Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
Section 5.9    Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.
Section 5.10    Class B Protective Provisions. After 11:59 p.m. Eastern Time on the Effective Date, and prior to the Final Conversion Date, the Corporation shall not, without the prior affirmative vote (either at a meeting or by written consent) of the holders of two-thirds of the outstanding shares of Class B Common Stock, voting as a separate series, in addition to any other vote required by applicable law or this Amended and Restated Certificate:
a.    directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, or otherwise alter, any provision of this Amended and Restated Certificate relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Common Stock or increase or decrease the number of authorized Shares of the Class B Common Stock;
b.    reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or, in the case of Class A Common Stock, the right to have more than one (1) vote for each share thereof;
c.    issue any shares of Class B Common Stock (other than (i) shares of Class B Common Stock over which Cohen shall have exclusive Voting Control or (ii) shares of Class B Common Stock issued pursuant to options, warrants, purchase rights or other securities exercisable for or convertible into Class B Common Stock, which securities were issued and outstanding prior to 11:59 p.m. Eastern Time on the Effective Date); or
d.    authorize, or issue any shares of, any class or series of capital stock of the Corporation (other than Class B Common Stock) having the right to more than (1) vote for each share thereof.
SECTION 6.
For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and stockholders, or any class thereof, as the case may be, it is further provided that:
Section 6.1    Management of the Business.
Except as otherwise provided by the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. Subject to any rights of the holders of shares of any one or more series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors that shall constitute the Board shall be fixed exclusively by the Board.
Section 6.2    Board of Directors
Subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board is authorized to assign members of the Board already in office to such classes at the time the classification becomes effective (the “Filing Date”). At the first annual meeting of stockholders following the Filing Date, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Filing Date, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Filing Date, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this section, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board shall remove or shorten the term of any incumbent director.

Section 6.3    Removal of Directors
Subject to the rights of the holders of any one or more series of Preferred Stock to remove directors elected by such series of Preferred Stock, any individual director or the entire Board may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.
Section 6.4    Vacancies.
Subject to any limitations imposed by applicable law and subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors or fill vacancies in respect of such directors, any vacancies on the Board resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders. Any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders held to elect the class of directors to which such director is elected and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation or removal.
Section 6.5    Preferred Stockholders Election Rights.
Whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1 hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly. Except as otherwise provided by the Board in the resolution or resolutions establishing, or any certificate of designation relating to, such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
Section 6.6    Bylaw Amendments.
The Board is expressly authorized and empowered to adopt, amend or repeal any provisions of the bylaws of the Corporation (as amended from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class.

Section 6.7    Stockholder Actions.
a.    The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
b.    Subject to any rights of the holders of shares of any one or more series of Preferred Stock then outstanding and the rights of the holders of Class B Common Stock under Section 5.5b(i) or Section 5.10, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by consent in lieu of a meeting.
c.    Subject to any rights of the holders of shares of any series of Preferred Stock then outstanding and the rights of the holders of Class B Common Stock under Section 5.10, special meetings of stockholders of the Corporation may be called only by the Board and shall be called by the Secretary of the corporation upon the request of a majority of the directors then in office, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
SECTION 7.
No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Solely for purposes of this Section 6, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.
SECTION 8.
Section 8.1    Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware and any appellate court therefrom shall be the sole and exclusive forum for: (i) any derivative claim or cause of action brought on behalf of the Corporation; (ii) any claim or cause of action that is based upon a violation of a duty owed by any current or former director, officer, other employee or stockholder of the Corporation, to the Corporation or the Corporation’s stockholders; (iii) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws; (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws (including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by applicable law; provided, that if such court does not have, or declines to accept, jurisdiction over such a claim or cause of action, then the United States District Court for the District of Delaware shall be the sole and exclusive forum for such claim or cause of action.

Section 8.2    Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.
SECTION 9.
Section 9.1    Any person or entity holding, owning, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of the Certificate of Incorporation.
Section 9.2    The Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in the Certificate of Incorporation and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to the Certificate of Incorporation are granted subject to this reservation. For the avoidance of doubt, but subject to the rights of the holders of any outstanding series of Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to the Certificate of Incorporation.
Section 9.3    Notwithstanding any other provisions of the Certificate of Incorporation or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by applicable law or by the Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation, conversion or otherwise), or adopt any provision inconsistent with, Sections 6, 7, 8 and this Section 9.
Section 9.4    The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
SECTION 10.
Section 10.1    If any provision or provisions of the Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Certificate of Incorporation (including, without limitation, each portion of any paragraph of the Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.
The Corporation has caused this Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on November     , 2025.

Navan, Inc.

By:
Ariel Cohen
Chief Executive Officer